Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code
        ----------------------------------------------------------------

     I, Robert E. Busch, Senior Vice President -- Finance and Chief Financial Officer of Public Service Electric and Gas Company (the "Company") to the best of my knowledge, certify that (i) the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                       ROBERT E. BUSCH
                                       -----------------------------------------
                                       Robert E. Busch
                                       Senior Vice President - Finance and Chief
                                       Financial Officer
                                       August 2, 2002